VOTING AND EXCHANGE AGENCY AGREEMENT


         This VOTING AND EXCHANGE AGENCY AGREEMENT is made as of the 14th day of November, 2003

BETWEEN:

         MEDINEX SYSTEMS, INC., a corporation incorporated under the laws of Delaware

         ("Parent")

                                     - and -

         MAXUS HOLDINGS INC., a corporation incorporated under the laws of the Province of Ontario,

         ("Exchangeco")

                                     - and -

         MEDALLION CAPITAL CORPORATION, a company incorporated under the laws of the Province of Ontario,

         (the "Agent")

WHEREAS:

1. Pursuant to a Share Exchange Agreement dated as of the 14th day of November, 2003 the "Share Exchange Agreement"), entered into between Parent, Maxus (Nova Scotia) Company, a Nova Scotia unlimited liability company ("NovaScotiaco"), Exchangeco and 901133 Alberta Ltd. (the "Company") and the shareholders of the Company (collectively the "Parties"), the Parties have agreed to the acquisition of control of the Company by Parent.

2. Pursuant to the Share Exchange Agreement, shareholders of the Company will exchange their common shares in the capital of the Company ("Common Shares"), for either (i) common shares in the capital of Parent ("Parent Common Shares") or (ii) exchangeable shares in the capital of Exchangeco (the "Exchangeable Shares").

3. In accordance with the Share Exchange Agreement, Parent and Exchangeco have agreed to enter into a voting and exchange agency agreement with an Agent appointed by the holders of such Exchangeable Shares substantially in the form of this Agreement.

4. Any statements of fact contained in this Agreement are made by Parent and Exchangeco and not by the Agent.

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                                       2



NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereto covenant and agree as follows:

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1      Definitions

In this Agreement, the following terms shall have the following meanings:

         "Affiliate" of any person means any other person directly or indirectly controlled by, or under control of, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means Medallion Capital Corporation and, subject to the provisions of Article 10, includes any successor Agent.

         "Automatic Exchange Rights" means the benefit of the obligation of Parent to effect the automatic exchange of Exchangeable Shares for Parent Common Shares pursuant to section 5.12.

         "Beneficiaries" means the registered holders from time to time of Exchangeable Shares, other than Parent, its Affiliates and the Agent.

         "Beneficiary Votes" has the meaning ascribed thereto in section 4.2.

         "Board of Directors" means the board of directors of Exchangeco.

         "Business Day" means any day on which commercial banks are open for business in Toronto, Ontario, other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada.

         "Canadian Dollar Equivalent" means, in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency
         Amount") at any date, the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada, or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.


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                                       3


         "Current Market Price" means, in respect of a Parent Common Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and ask prices of Parent Common Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on such stock exchange or automated quotation system on which Parent Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided however, that if in the opinion of the Board of Directors the public distribution or trading activity of Parent Common Shares during such period does not create a market which reflects the fair market value of a Parent Common Share, then the Current Market Price of a Parent Common Share shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

         "Exchange Right" has the meaning ascribed thereto in section 5.1.

         "Exchangeable Shares" means the non-voting exchangeable shares in the capital of Exchangeco.

         "Insolvency Event" means the institution by Exchangeco of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of Exchangeco to the institution of bankruptcy, insolvency or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Company Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Exchangeco to contest in good faith any such proceedings commenced in respect of Exchangeco within 30 days of becoming aware thereof, or the consent by Exchangeco to the filing of any such petition or to the appointment of a receiver, or the making by Exchangeco of a general assignment for the benefit of creditors, or the admission in writing by Exchangeco of its inability to pay its debts generally as they become due, or Exchangeco not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to section 7 of the Share Provisions.

         "Liquidation  Call Right" has the meaning  ascribed  thereto in section
         8.1 of the Share Provisions.

         "Liquidation  Event"  has  the  meaning  ascribed  thereto  in  section
         5.12(b).

         "Liquidation  Event Effective Date" has the meaning ascribed thereto in section 5.12(c).

         "List" has the meaning ascribed thereto in section 4.6.

         "Officer's Certificate" means, with respect to Parent or Exchangeco, as the case may be, a certificate signed by any one of Chief Executive Officer, President or Chief Financial Officer of Parent or Exchangeco, as the case may be.

         "Parent Common Share" means a share of common stock, par value U.S. $0.0001, in the capital of Parent.


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                                       4


         "Parent Consent" has the meaning ascribed thereto in section 4.2.

         "Parent Meeting" has the meaning ascribed thereto in section 4.2.

         "Parent Successor" has the meaning ascribed thereto in section 11.1(a).

         "Person"  includes an individual,  partnership,  corporation,  company,
         unincorporated   syndicate  or  person   organization,   trust,  Agent,
         executor, administrator and other legal representative.

         "Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares.

         "Special Voting Share" means the one share of Special Voting Stock of Parent, par value U.S.$0.000l, which entitles the holder of record to a number of votes at meetings of holders of Parent Common Shares equal to the number of Exchangeable Shares outstanding from time to time (other than Exchangeable Shares held by Parent and Parent Affiliates), which share is to be issued to, deposited with, and voted by, the Agent as described herein.

         "Support Agreement" means that certain exchangeable share support agreement made as of even date herewith between Parent, NovaScotiaco, Exchangeco and the Agent.

         "Voting Rights" means the voting rights attached to the Special Voting Share.

1.2      Interpretation Not Affected by Headings, etc.

The division of this Agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an "Article" or "section" followed by a number and/or a letter refer to the specified Article or section of this Agreement. The terms "this Agreement", "hereof" "herein", and "hereunder" and similar expressions refer to this Agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3      Number, Gender, etc.

Words in the singular number only shall include the plural and vice versa. Words in one gender shall include all genders.

1.4      Date for any Action

If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.


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                                       5


                                    ARTICLE 2
                              PURPOSE OF AGREEMENT

2.1      Establishment of Agency

The Agent will hold the Special Voting Share and the benefit of the Support Agreement in order to enable the Agent to execute the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Agent to exercise such rights, in each case as Agent for and on behalf of the Beneficiaries as provided in this Agreement.

                                    ARTICLE 3
                              SPECIAL VOTING SHARE

3.1      Issue and Ownership of the Special Voting Share

Parent hereby issues to and deposits with the Agent, the Special Voting Share to be hereafter held of record by the Agent as Agent for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement. Parent hereby acknowledges receipt from the Agent as Agent for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the issuance of the Special Voting Share by Parent to the Agent. During the term of this Agreement and subject to the terms and conditions of this Agreement, the Agent shall possess and be vested with full legal ownership of the Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Special Voting Share provided that the Agent shall:

         (a) hold the Special Voting Share and the legal title thereto as Agent solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

         (b) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Special Voting Share and the Special Voting Share shall not be used or disposed of by the Agent for any purpose other than the purposes set out in this Agreement.

3.2      Legended Share Certificates

Exchangeco shall cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Agent with respect to the exercise of the Voting Rights in respect of the Exchangeable Shares of the Beneficiaries.

3.3      Safe Keeping of Certificate

The certificate representing the Special Voting Share shall at all times be held in safe keeping by the Agent.


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                                       6


                                    ARTICLE 4
                            EXERCISE OF VOTING RIGHTS

4.1      Voting Rights

The Agent, as the holder of record of the Special Voting Share, shall be entitled to all of the Voting Rights, including the right to vote in person or by proxy the Special Voting Share on any matters, questions, proposals or propositions whatsoever that may properly come before the shareholders of Parent at a Parent Meeting or in connection with a Parent Consent. The Voting Rights shall be and remain vested in and exercised by the Agent. Subject to section 7.14:

         (a) the Agent shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries entitled to instruct the Agent as to the voting thereof at the time at which the Parent Meeting is held; and

         (b) to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Agent shall not exercise or permit the exercise of such Voting Rights.

4.2      Number of Votes

With respect to all meetings of shareholders of Parent at which holders of Parent Common Shares are entitled to vote (each, a "Parent Meeting") and with respect to all written consents sought by Parent from its shareholders including the holders of Parent Common Shares (each, a "Parent Consent"), each Beneficiary shall be entitled to instruct the Agent to cast and exercise one of the votes comprised in the Voting Rights for each Exchangeable Share owned of record by such Beneficiary on the record date established by Parent or by applicable law for such Parent Meeting or Parent Consent, as the case may be (the "Beneficiary Votes"), in respect of each matter, question, proposal or proposition to be voted on at such Parent Meeting or in connection with such Parent Consent.

4.3      Mailings to Beneficiaries

With respect to each Parent Meeting and Parent Consent, the Agent will mail or cause to be mailed (or otherwise communicate in the same manner as Parent utilizes in communications to holders of Parent Common Shares, subject to the Agent being advised in writing of such method of communication and its ability to provide such method) to each of the Beneficiaries named in the List referred to in section 4.6, such mailing or communication to commence on the same day as the mailing or notice (or other communication) with respect thereto is commenced by Parent to its shareholders:

         (a) a copy of such notice, together with any related materials to be provided to shareholders of Parent;

         (b) a statement that such Beneficiary is entitled to instruct the Agent as to the exercise of the Beneficiary Votes with respect

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                                       7


                  to such  Parent  Meeting or Parent  Consent  or,  pursuant  to section 4.7, to attend such Parent Meeting and to exercise personally the Beneficiary Votes thereat;

         (c) a statement as to the manner in which such instructions may be given to the Agent, including an express indication that instructions may be given to the Agent to give:

                  (i) a proxy to such Beneficiary or his designee to exercise personally the Beneficiary Votes; or

                  (ii)     a proxy to a designated agent or other representative
                           of  the   management   of  Parent  to  exercise  such
                           Beneficiary Votes;

         (d) a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

         (e) a form of direction whereby the Beneficiary may so direct and instruct the Agent as contemplated herein; and

         (f) a statement of the time and date by which such instructions must be received by the Agent in order to be binding upon it, which in the case of a Parent Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and of the method for revoking or amending such instructions.

The materials referred to in sections 4.3(a) through 4.3(f) inclusive shall be provided by Parent to the Agent.

For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any Parent Meeting or Parent Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by Parent or by applicable law for purposes of determining shareholders entitled to vote at such Parent Meeting or to execute a Parent Consent. Parent will notify the Agent of any decision of the Board of Directors of Parent with respect to the calling of any Parent Meeting or the seeking of a Parent Consent and shall provide all necessary information and materials to the Agent in each case promptly and in any event in sufficient time to enable the Agent to perform its obligations contemplated by this section 4.3.

4.4      Copies of Shareholder Information

Parent will deliver to the Agent copies of all proxy materials (including notices of Parent Meetings but excluding proxies to vote Parent Common Shares), information statements, reports (including without limitation, all interim and annual financial statements) and other written communications that, in each case, are to be distributed from time to time to holders of Parent Common Shares in sufficient quantities and in sufficient time so as to enable the Agent to send those materials to each Beneficiary at the same time as such materials are first sent to holders of Parent Common Shares. The Agent will mail or otherwise send to each Beneficiary, at the expense of Parent, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Agent for the benefit of the Beneficiaries by Parent) received by the Agent from

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                                       8


Parent contemporaneously with the sending of such materials to holders of Parent Common Shares. The Agent will also make available for inspection by any Beneficiary at the Agent's principal corporate office in the City of Toronto all proxy materials, information statements, reports and other written communications that are:

         (a) received by the Agent as the registered holder of the Special Voting Share and made available by Parent generally to the holders of Parent Common Shares; or

         (b) specifically directed to the Beneficiaries or to the Agent for the benefit of the Beneficiaries by Parent.

4.5      Other Materials

As soon as reasonably practicable after receipt by Parent or shareholders of Parent (if such receipt is known by Parent) of any material sent or given by or on behalf of a third party to holders of Parent Common Shares generally, including without limitation, dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Parent shall use its reasonable efforts to obtain and deliver to the Agent copies thereof in sufficient quantities so as to enable the Agent to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as practicable following receipt thereof, the Agent will mail or otherwise send to each Beneficiary, at the expense of Parent, copies of all such materials received by the Agent from Parent. The Agent will also make available for inspection by any Beneficiary at the Agent's principal corporate office in the City of Toronto copies of all such materials.

4.6      List of Persons Entitled to Vote

Exchangeco shall, (a) prior to each annual, general and special Parent Meeting or the seeking of any Parent Consent and (b) forthwith upon each request made at any time by the Agent in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Agent in such request or, in the case of a List prepared in connection with a Parent Meeting or a Parent Consent, at the close of business on the record date established by Parent or pursuant to applicable law for determining the holders of Parent Common Shares entitled to receive notice of and/or to vote at such Parent Meeting or to give consent in connection with such Parent Consent. Each such List shall be delivered to the Agent promptly after receipt by Exchangeco of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time to permit the Agent to perform its obligations under this Agreement. Parent agrees to give Exchangeco notice (with a copy to the Agent) of the calling of any Parent Meeting or the seeking of any Parent Consent, together with the record dates therefor, sufficiently prior to the record date in connection with such meeting or seeking of such consent so as to enable Exchangeco to perform its obligations under this section 4.6.


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4.7      Entitlement to Direct Votes

Any Beneficiary named in a List prepared in connection with any Parent Meeting or Parent Consent will be entitled to (a) instruct the Agent in the manner described in section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) attend such meeting and personally exercise thereat, as the proxy of the Agent, the Beneficiary Votes to which such Beneficiary is entitled.

4.8      Voting by Agent and Attendance of Agent Representative at Meeting

         (a) In connection with each Parent Meeting and Parent Consent, the Agent shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to section 4.3, the Beneficiary Votes to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Agent from the Beneficiary prior to the time and date fixed by the Agent for receipt of such instructions in the notice given by the Agent to the Beneficiary pursuant to section 4.3.

         (b) The Agent shall cause a representative who is empowered by it to sign and deliver, on behalf of the Agent, proxies for Voting Rights to attend each Parent Meeting. Upon submission by a Beneficiary (or its designee) of identification satisfactory to the Agent's representative, and at the Beneficiary's request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Agent instructions pursuant to section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary exercising such Beneficiary Votes shall have the same rights as the Agent to speak at the meeting in respect of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition. Parent shall reimburse the Agent for any reasonable expenses incurred in the course of attending or causing a representative to attend each Parent Meeting.

4.9      Distribution of Written Materials

Any written materials distributed by the Agent pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as Parent utilizes in communications to holders of Parent Common Shares subject to the Agent being advised in writing of such method of communication and its ability to provide such method) to each Beneficiary at its address as shown on the books of Exchangeco. Exchangeco shall provide or cause to be provided to the Agent for this purpose, on a timely basis and without charge or other expense:

         (a)      a current List; and

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                                       10



         (b) upon the request of the Agent, mailing labels to enable the Agent to carry out its duties under this Agreement.

4.10     Termination of Voting Rights

All of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Agent as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to Parent, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon the redemption of Exchangeable Shares pursuant to section 6 or 7 of the Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of Exchangeco pursuant to section 5 of the Share Provisions or upon the purchase of the Exchangeable Shares by NovaScotiaco pursuant to the exercise by NovaScotiaco of the Liquidation Call Right, Redemption Call Right or Retraction Call Right.

                                    ARTICLE 5
                      EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

5.1      Grant and Ownership of the Exchange Right; Automatic Exchange Rights

Parent hereby grants to the Agent as Agent for and on behalf of, and for the use and benefit of, the Beneficiaries: (i) the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require Parent to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by the Beneficiary; and (ii) the Automatic Exchange Rights, all in accordance with the provisions of this Agreement. Parent hereby acknowledges receipt from the Agent as Agent for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by Parent to the Agent. During the term of this Agreement and subject to the terms and conditions of this Agreement, the Agent shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Agent shall:

         (a) hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as Agent solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

         (b) except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Agent shall not exercise any such rights for any purpose other than the purposes set out in this Agreement.

5.2      Legended Share Certificates

Exchangeco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:


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                                       11


         (a) their right to instruct the Agent with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary; and

         (b)      the Automatic Exchange Rights.

5.3      General Exercise of Exchange Right

The Exchange Right shall be and remain vested in and exercisable by the Agent. Subject to section 7.14, the Agent shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Agent as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Agent shall not exercise or permit the exercise of the Exchange Right.

5.4      Purchase Price

The purchase price payable by Parent for each Exchangeable Share to be purchased by Parent under the Exchange Right shall be an amount per share equal to (a) the Current Market Price of a Parent Common Share on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which shall be satisfied in full by Parent causing to be sent to such holder one Parent Common Share, plus (b) to the extent not paid by Exchangeco, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the closing of the purchase and sale. The purchase price for each such Exchangeable Share so purchased may be satisfied only by Parent issuing and delivering or causing to be delivered to the Agent, on behalf of the relevant Beneficiary, one Parent Common Share and on the applicable payment date a cheque for the balance, if any, of the purchase price without interest (but less any amounts withheld pursuant to section 5.13).

5.5      Exercise Instructions

Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled , upon the occurrence and during the continuance of an Insolvency Event, to instruct the Agent to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of Exchangeco. To cause the exercise of the Exchange Right by the Agent, the Beneficiary shall deliver to the Agent, in person or by certified or registered mail, at its principal corporate office in Toronto, Ontario or at such other places in Canada as the Agent may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires Parent to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act (Ontario)and the articles and by-laws of Exchangeco and such additional documents and instruments as the Agent may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Agent to exercise the Exchange Right so as to require Parent to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by Parent free and clear of all liens, claims and encumbrances, (iii) the names in which the certificates representing Parent Common Shares issuable in connection with the exercise of the Exchange Right are to be issued, (iv) the names and addresses of the persons to whom such Parent Common Share certificates should be delivered, and (v) payment (or evidence satisfactory to the Agent, Exchangeco and Parent of payment) of the taxes (if any) payable as contemplated by section 5.8 of this Agreement. If only a portion of the Exchangeable Shares represented by any certificate or certificates delivered to the Agent are to be purchased by Parent under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Exchangeco.

5.6      Delivery of Parent Common Shares; Effect of Exercise

Promptly after receipt of the certificates representing the Exchangeable Shares which the Beneficiary desires Parent to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, payable as contemplated by section 5.8 or evidence thereof), duly endorsed for transfer to Parent, the Agent shall notify Parent and Exchangeco of its receipt of the same, which notice to Parent and Exchangeco shall constitute exercise of the Exchange Right by the Agent on behalf of the holder of such Exchangeable Shares, and Parent shall promptly thereafter deliver or cause to be delivered to the Agent, for delivery to the Beneficiary of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary) the number of Parent Common Shares issuable in connection with the exercise of the Exchange Right, and on the applicable payment date cheques for the balance, if any, of the total purchase price therefor without interest (but less any amounts withheld pursuant to section 5.13); provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid the taxes (or provided evidence satisfactory to the Agent, Exchangeco and Parent of the payment of the taxes, if any, payable) as contemplated by section
5.8 of this Agreement. Immediately upon the giving of notice by the Agent to Parent and Exchangeco of the exercise of the Exchange Right as provided in this section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred and the holder of such Exchangeable Shares shall be deemed to have transferred to Parent all of such holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Special Voting Share and the benefit of the Support Agreement and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless the requisite number of Parent Common Shares is not allotted, issued and delivered by Parent to the Agent within five Business Days of the date of the giving of such notice by the Agent, in which case the rights of the Beneficiary shall remain unaffected until such Parent Common Shares are so allotted, issued and delivered by Parent. Upon delivery by Parent to the Agent of such Parent Common Shares, the Agent shall deliver such Parent Common Shares to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of Parent Common Shares delivered to it pursuant to the Exchange Right.

5.7      Exercise of Exchange Right Subsequent to Retraction

In the event that a Beneficiary has exercised its right under section 6 of the Share Provisions to require Exchangeco to redeem any or all of the Exchangeable Shares held by the Beneficiary (the "Retracted Shares") and is notified by Exchangeco pursuant to section 6.6 of the Share Provisions that Exchangeco will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that NovaScotiaco shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to Exchangeco pursuant to section 6.7 of the Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Agent instructing the Agent to exercise the Exchange Right with respect to those Retracted Shares that Exchangeco is unable to redeem. In any such event, Exchangeco hereby agrees with the Agent and in favour of the Beneficiary promptly to forward or cause to be forwarded to the Agent all relevant materials delivered by the Beneficiary to Exchangeco or to the transfer agent of the Exchangeable Shares (including without limitation, a copy of the retraction request delivered pursuant to section 6.1 of the Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Agent will thereupon exercise the Exchange Right with respect to the Retracted Shares that Exchangeco is not permitted to redeem and will require Parent to purchase such shares in accordance with the provisions of this Article 5.

5.8      Stamp or Other Transfer Taxes

Upon any sale of Exchangeable Shares to Parent pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing Parent Common Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary (a) shall pay (and none of Parent, Exchangeco or the Agent shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary or (b) shall have evidenced to the satisfaction of the Agent, Parent and Exchangeco that such taxes, if any, have been paid.

5.9      Notice of Insolvency Event

As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Exchangeco and Parent shall give written notice thereof to the Agent. As soon as practicable following the receipt of notice from Exchangeco and Parent of the occurrence of an Insolvency Event, or upon the Agent becoming aware of an Insolvency Event, the Agent will mail to each Beneficiary, at the expense of Parent, a notice of such Insolvency Event, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

5.10     Qualification of Parent Common Shares

Parent covenants that if any Parent Common Shares to be issued and delivered pursuant to the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other Canadian or United States federal, provincial or state legal requirement before such shares may be issued and delivered by Parent to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions under Rule 144 or of general application on transfer by reason of a holder being a "control person" of Parent for purposes of Canadian provincial securities law or an "affiliate" of Parent for purposes of United States federal or state securities law), Parent will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such Parent Common Shares to be and remain duly registered, qualified or approved. Parent will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Parent Common Shares to be delivered pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Parent Common Shares have been listed by Parent and remain listed and are quoted or posted for trading at such time.

5.11     Parent Common Shares

Parent hereby represents, warrants and covenants that the Parent Common Shares issuable as described herein will be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

5.12     Automatic Exchange on Liquidation of Parent

         (a) Parent will give the Agent written notice of each of the following events at the time set forth below:

                  (i) in the event of any determination by the board of directors of Parent to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Parent or to effect any other distribution of assets of Parent among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

                  (ii) as soon as practicable following the earlier of (A) receipt by Parent of notice of, and (B) Parent otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Parent or to effect any other distribution of assets of Parent among its shareholders for the purpose of winding up its affairs, in each case where Parent has failed to contest in good faith any such proceeding commenced in respect of Parent within 30 days of becoming aware thereof.

         (b)      As soon as  practicable  following  receipt  by the Agent from
                  Parent of notice of any event (a "Liquidation Event") contemplated by section 5.12(a)(i) or 5.12(a)(ii) above, the Agent will give notice thereof to the Beneficiaries. Such notice will be provided by Parent to the Agent and shall include a brief description of the automatic exchange of Exchangeable Shares for Parent Common Shares provided for in section 5.12(c).

         (c) In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Parent Common Shares in the distribution of assets of Parent in connection with a Liquidation Event, on the fifth Business Day prior to the effective date (the "Liquidation Event Effective Date") of a Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for Parent Common Shares. To effect such automatic exchange, Parent shall purchase on the fifth Business Day prior to the Liquidation Event Effective Date each Exchangeable Share then outstanding and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by it at such time, for a purchase price per share equal to (a) the Current Market Price of a Parent Common Share on the fifth Business Day prior to the Liquidation Event Effective Date, which shall be satisfied in full by Parent issuing to the Beneficiary one Parent Common Share, and (b) to the extent not paid by Exchangeco, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of the exchange.

         (d) On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Parent Common Shares shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to Parent all of the Beneficiary's right, title and interest in and to such Beneficiary's Exchangeable Shares and the related interest in the Special Voting Share and the benefit of the Support Agreement and shall cease to be a holder of such Exchangeable Shares and Parent shall issue to the Beneficiary the Parent Common Shares issuable upon the automatic exchange of Exchangeable Shares for Parent Common Shares and on the applicable payment date shall deliver to the Agent for delivery to the Beneficiary a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares without interest but less any amounts withheld pursuant to section 5.13. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of Parent Common Shares issued pursuant to the automatic exchange of Exchangeable Shares for Parent Common Shares and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Parent pursuant to such automatic exchange shall thereafter be deemed to represent Parent Common Shares issued to the Beneficiary by Parent pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent Parent Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as Parent may reasonably require, Parent shall deliver or cause to be delivered to the Beneficiary certificates representing Parent Common Shares of which the Beneficiary is the holder.

5.13     Withholding Rights

Parent and Exchangeco shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any holder of Exchangeable Shares or Parent Common Shares such amounts as Parent or Exchangeco is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Parent and Exchangeco are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Parent or Exchangeco, as the case may be, to enable it to comply with such deduction or withholding requirement and Parent or Exchangeco shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale. Parent represents and warrants that, based upon facts currently known to it, it has no current intention, as at the date of this Agreement, to deduct or withhold from any dividend paid to holders of Exchangeable Shares any amounts under the United States Internal Revenue Code of 1986.

                                    ARTICLE 6
                  RESTRICTIONS ON ISSUE OF SPECIAL VOTING SHARE

6.1      Issue of Additional Shares

During the term of this Agreement, Parent shall not, without the consent of the holders at the relevant time of Exchangeable Shares, given in accordance with section 11.2 of the Share Provisions, issue any Special Voting Shares in addition to the Special Voting Share.

                                    ARTICLE 7
                              CONCERNING THE AGENT

7.1      Powers and Duties of the Agent

The rights, powers, duties and authorities of the Agent under this Agreement, in its capacity as Agent, shall include:

         (a) receipt and deposit of the Special Voting Share from Parent as Agent for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

         (b) granting proxies and distributing materials to Beneficiaries as provided in this Agreement;

         (c) voting the Beneficiary Votes in accordance with the provisions of this Agreement;

         (d) receiving the grant of the Exchange Right and the Automatic Exchange Rights from Parent as Agent for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

         (e) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Beneficiaries Parent Common Shares and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

         (f) receiving the benefit of the Support Agreement from Parent as Agent for and on behalf of the Beneficiaries in accordance with the provisions thereof and of this Agreement;

         (g) enforcing the benefit of the Support Agreement in accordance with the provisions thereof and of this Agreement;

         (h) holding title to the Special Voting Share and the benefit of the Support Agreement;

         (i) taking action on its own initiative or at the direction of a Beneficiary or Beneficiaries to enforce the obligations of Parent and Exchangeco under this Agreement and the Support Agreement; and

         (j) taking such other actions and doing such other things as are specifically provided in this Agreement.

In the exercise of such rights, powers, duties and authorities, the Agent shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Agent, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of this Agreement. Any exercise of such discretionary rights, powers, duties, and authorities by the Agent shall be final, conclusive and binding upon all persons.

The Agent in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent Agent would exercise in comparable circumstances.

7.2      No Conflict of Interest

The Agent represents to Parent and Exchangeco that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Agent as a fiduciary hereunder and the role of the Agent in any other capacity. The Agent shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10 herein. If, notwithstanding the foregoing provisions of this section 7.2, the Agent has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Agent contravenes the foregoing provisions of this section 7.2, any interested party may apply to the Ontario Court of Justice (General Division) for an order that the Agent be replaced as Agent hereunder.

7.3      Dealings with Transfer Agents, Registrars, etc.

Parent and Exchangeco irrevocably authorize the Agent, from time to time, to:

         (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Parent Common Shares; and

         (b) requisition from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Agent may reasonably require for the discharge of its duties and responsibilities under this Agreement and (ii) from the transfer agent of Parent Common Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights.

Parent and Exchangeco irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Parent covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights.

7.4      Books and Records

The Agent shall keep available for inspection by Parent and Exchangeco at the Agent's principal corporate office in Toronto, Ontario correct and complete books and records of account relating to the agency created by this Agreement, including without limitation, all relevant data relating to mailings and instructions to and from Beneficiaries. On or before March 31, 2002, and on or before March 31 in every year thereafter, so long as the Special Voting Share is on deposit with the Agent, the Agent shall transmit to Parent and Exchangeco a brief report, dated as of the preceding December 31st, with respect to:

         (a) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Agent on behalf of the Beneficiaries in consideration of the issuance by Parent of Parent Common Shares in connection with the Exchange Right, during the calendar year ended on such December 31st; and

         (b) any action taken by the Agent in the performance of its duties under this Agreement which it had not previously reported and which, in the Agent's opinion, materially affects the Special Voting Share and the benefit of the Support Agreement.

7.5      Indemnification Prior to Certain Actions by Agent

The Agent shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Agent reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Agent therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Agent any such security or indemnity in connection with the exercise by the Agent of any of its rights, duties, powers and authorities with respect to the Special Voting Share pursuant to Article 4, subject to section 7.14.

None of the provisions contained in this Agreement shall require the Agent to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

7.6      Action of Beneficiaries

No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights hereunder or in connection with the Exchangeable Shares or for the execution of any trust or power hereunder unless the Beneficiary has requested the Agent to take or institute such action, suit or proceeding and furnished the Agent with the security or indemnity referred to in section 7.5 and the Agent shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Agent might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, except subject to the conditions and in the manner herein provided, and that all powers hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Agent, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

7.7      Reliance Upon Declarations

The Agent shall not be considered to be in contravention of any its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Agent to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of section 7.8, if applicable, and with any other applicable provisions of this Agreement.

7.8      Evidence and Authority to Agent

Parent and/or Exchangeco shall furnish to the Agent evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Parent and/or Exchangeco or the Agent under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Agent at the request of or on the application of Parent and/or Exchangeco promptly if and when:

         (a) such evidence is required by any other section of this Agreement to be furnished to the Agent in accordance with the terms of this section 7.8; or

         (b) the Agent, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Parent and/or Exchangeco written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of an Officer's Certificate of Parent and/or Exchangeco or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights or the taking of any other action to be taken by the Agent at the request or on the application of Parent and/or Exchangeco, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of Parent and/or Exchangeco it shall be in the form of an officer's certificate or a statutory declaration.

Each statutory declaration, officer's certificate, opinion or report furnished to the Agent as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

         (a) declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

         (b)      describing  the  nature  and  scope  of  the   examination  or
                  investigation upon which he based the statutory declaration, certificate, statement or opinion; and

         (c) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the
                  statements  or  give  the  opinions   contained  or  expressed
                  therein.

7.9      Experts, Advisers and Agents

The Agent may:

         (a) in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Agent or by Parent and/or Exchangeco or otherwise, and may employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

         (b) employ such agents and other assistants as it may reasonably require for the proper discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder.

7.10     Investment of Moneys Held by Agent

Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Agent which under the terms of this Agreement may or ought to be invested or which may be in the hands of the Agent may be deposited in the name of the Agent in any loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

7.11     Agent Not Required to Give Security

The Agent shall not be required to give any bond or security in respect of the execution of the rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

7.12     Agent Not Bound to Act on Request

Except as in this Agreement otherwise specifically provided, the Agent shall not be bound to act in accordance with any direction or request of Parent and/or Exchangeco or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Agent, and the Agent shall be empowered to act upon any such copy purporting to be authenticated and believed by the Agent to be genuine.

7.13     Authority to Carry on Business

The Agent represents to Parent and Exchangeco that at the date of execution and delivery by it of this Agreement it is authorized to carry on business in each of the Provinces of Canada but if, notwithstanding the provisions of this section 7.13, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Agent shall, within 90 days after ceasing to be authorized to carry on business in any Province of Canada, either become so authorized or resign in the manner and with the effect specified in Article 10.

7.14     Conflicting Claims

If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Agent shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Agent may elect not to exercise any Voting Rights, Exchange Rights or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Agent shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Agent shall be entitled to continue to refrain from acting and to refuse to act until:

         (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

         (b) all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Agent shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

                  If the Agent elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Agent as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

7.15     Acceptance of Appointment

The Agent hereby accepts its appointment as Agent pursuant to this Agreement and agrees to perform the same upon the terms and conditions herein set forth, subject to all the terms and conditions herein set forth.

7.16     Liability of Agent

The Agent shall incur no liability with respect to the delivery or non-delivery of any certificate or certificates whether delivered by hand, mail or any other means.

The Agent in its personal or any other capacity, may buy, lend upon and deal in securities of Parent or Exchangeco and generally may contract and enter into financial transactions with Parent or Exchangeco or any of their Affiliates without being liable to account for any profit made thereby.

The Agent shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Agent be required to take any notice of, or to do so or to take any act, action or proceeding as a result of any default or breach of any provision hereunder unless and until notified in writing of such default or breach, which notice shall distinctly specify the default or breach desired to be brought to the attention of the Agent and in the absence of such notice the Agent may for all purposes of this agreement to conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

The Agent shall not be obligated to disburse any funds beyond those which have been provided to it for forwarding to Beneficiaries.

The Agent shall not be responsible for the validity or quantity of shares or securities that it receives as a result of exchange.

                                    ARTICLE 8
                                  COMPENSATION

8.1      Fees and Expenses of the Agent

Parent and Exchangeco jointly and severally agree to pay the Agent compensation for all of the services rendered by it under this Agreement as set out in Schedule "A" and will reimburse the Agent for all reasonable expenses (including taxes other than taxes based on the net income of the Agent) and disbursements, including the fees and expenses of experts, advisers and agents retained pursuant to section 7.9, and including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Agent in connection with its duties under this Agreement; provided that Parent and Exchangeco shall have no obligation to reimburse the Agent for any expenses or disbursements paid, incurred or suffered by the Agent in any suit or litigation in which the Agent is determined to have acted in bad faith or with negligence, recklessness or willful misconduct.

                                    ARTICLE 9
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1      Indemnification of the Agent

Parent and Exchangeco jointly and severally agree to indemnify and hold harmless the Agent and each of its directors, officers and agents appointed and acting in accordance with this Agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Agent's legal counsel) which, without fraud, negligence, recklessness, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Agent's acceptance its appointment as Agent, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Agent by Parent or Exchangeco pursuant hereto.

In no case shall Parent or Exchangeco be liable under this indemnity for any claim against any of the Indemnified Parties unless Parent and Exchangeco shall be notified by the Agent of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, Parent and Exchangeco shall be entitled to participate at their own expense in the defence and, if Parent and Exchangeco so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Agent shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Agent unless: (i) the employment of such counsel has been authorized by Parent or Exchangeco, such authorization not to be unreasonably withheld; (ii) the named parties to any such suit include both the Agent and Parent or Exchangeco and the Agent shall have been advised by counsel acceptable to Parent or Exchangeco that there may be one or more legal defences available to the Agent that are different from or in addition to those available to Parent or Exchangeco and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Parent and Exchangeco shall not have the right to assume the defence of such suit on behalf of the Agent but shall be liable to pay the reasonable fees and expenses of counsel for the Agent); or (iii) Parent and/or Exchangeco shall not have retained legal counsel on behalf of the Agent within a reasonable amount of time after it has given them notice of a written assertion of a claim or action against any indemnified party. Such indemnification shall survive the resignation and removal of the Agent and termination of this agreement.

9.2      Limitation of Liability

The Agent shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Special Voting Share and the benefit of the Support Agreement or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, willful misconduct or bad faith on the part of the Agent.

                                   ARTICLE 10
                                 CHANGE OF AGENT

10.1     Resignation

The Agent, or any Agent hereafter appointed, may at any time resign by giving written notice of such resignation to Parent and Exchangeco specifying the date on which it desires to resign, provided that such notice shall not be given less than one month before such desired resignation date unless Parent and Exchangeco otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor Agent and the acceptance of such appointment by the successor Agent. Upon receiving such notice of resignation, Parent and Exchangeco shall, with the approval of a majority of the holders of Exchangeable Shares in accordance with section 11.2 of the Share Provisions, promptly appoint a successor Agent by written instrument in duplicate, one copy of which shall be delivered to the resigning Agent and one copy to the successor Agent. Failing acceptance by a successor Agent, a successor Agent may be appointed by an order of the Superior Court of Justice of Ontario upon application of one or more of the Parties hereto.

10.2     Removal

The Agent, or any Agent hereafter appointed, may (provided a successor Agent is appointed) be removed at any time on not less than 30 days' prior written notice by affirmative vote of a majority of holders of Exchangeable Shares in accordance with section 11.2 of the Share Provisions.

10.3     Successor Agent

Any successor Agent appointed as provided under this Agreement shall execute, acknowledge and deliver to Parent and Exchangeco and to its predecessor Agent an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as Agent in this Agreement. However, on the written request of Parent and Exchangeco or of the successor Agent, the Agent ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor Agent all the rights and powers of the Agent so ceasing to act. Upon the request of any such successor Agent, Parent, Exchangeco and such predecessor Agent shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Agent all such rights and powers.

10.4     Notice of Successor Agent

Upon acceptance of appointment by a successor Agent as provided herein, Parent and Exchangeco shall cause to be mailed notice of the succession of such Agent hereunder to each Beneficiary specified in a List. If Parent or Exchangeco shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor Agent, the successor Agent shall cause such notice to be mailed at the expense of Parent and Exchangeco.

                                   ARTICLE 11
                                PARENT SUCCESSORS

11.1     Certain Requirements in Respect of Combination, etc.

Parent and Exchangeco shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

         (a) such other person or continuing corporation (herein called the "Parent Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a Agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Agent, acting reasonably, and in the opinion of legal counsel to the Agent are reasonably necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Parent under this Agreement; and

         (b) such transaction shall, to the satisfaction of the Agent, acting reasonably, and in the opinion of legal counsel to the Agent, be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Agent or of the Beneficiaries hereunder.

11.2     Vesting of Powers in Successor

Whenever the conditions of section 11.1 have been duly observed and performed, the Agent and, if required by section 11.1, Parent Successor and Exchangeco or Parent, as the case may be, shall execute and deliver the supplemental Agreement provided for in Article 12 and thereupon Parent Successor shall possess and from time to time may exercise each and every right and power of Exchangeco or Parent, as the case may be, under this Agreement in the name of Parent or otherwise any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Parent or any officers of Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

11.3     Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Parent, except Exchangeco, with or into Parent or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Parent, other than Exchangeco, provided that all of the assets of such subsidiary are transferred to Parent or another wholly-owned direct or indirect subsidiary of Parent, except Exchangeco, and any such transactions are expressly permitted by this Article 11.

                                   ARTICLE 12
                     AMENDMENTS AND SUPPLEMENTAL AGREEMENTS

12.1     Amendments, Modifications, etc.

This Agreement may not be amended or modified except by an agreement in writing executed by Parent, Exchangeco and the Agent and approved by the Beneficiaries in accordance with subsection 11.2 of the Share Provisions.

12.2     Ministerial Amendments

Notwithstanding the provisions of section 12.1, the Parties may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

         (a) adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the Board of Directors of each of Exchangeco and Parent and the Agent and its counsel shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

         (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of Parent and Exchangeco and in the opinion of the Agent and its counsel, having in mind the best interests of the Beneficiaries it may be expedient to make, provided that such Boards of Directors and the Agent shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

         (c) making such changes or corrections which, on the advice of counsel to Parent, Exchangeco and the Agent and its counsel, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Agent and the Board of Directors of each of Parent and Exchangeco shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

12.3     Meeting to Consider Amendments

Exchangeco, at the request of Parent, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the articles and by-laws of Exchangeco, the Share Provisions and all applicable laws.

12.4     Changes in Capital of Parent and Exchangeco

At all times after the occurrence of any event contemplated  pursuant to section
2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either Parent Common Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, with appropriate changes to all new securities into which Parent Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental Agreement giving effect to and evidencing such necessary amendments and modifications.

12.5     Execution of Supplemental Agreements

No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the Parties hereto. From time to time Exchangeco (when authorized by a resolution of its Board of Directors), Parent (when authorized by a resolution of its board of directors) and the Agent may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, Agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

         (a) evidencing the succession of Parent Successors and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 11 and the successors of any successor Agent in accordance with the provisions of Article 10;

         (b) making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Agent and its counsel, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Agent, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Parent, Exchangeco, the Agent or this Agreement; and

         (c) for any other purposes not inconsistent with the provisions of this Agreement, including without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Agent and its counsel, the rights of the Agent and Beneficiaries will not be prejudiced thereby.

                                   ARTICLE 13
                                   TERMINATION

13.1     Term

This Agreement shall continue until the earliest to occur of the following events:

         (a)      no outstanding  Exchangeable Shares are held by a Beneficiary;
                  and

         (b) each of Parent and Exchangeco elects in writing to terminate this Agreement and such termination is approved by the Beneficiaries in accordance with subsection 11.2 of the Share Provisions.

13.2     Survival

The provisions of Articles 8 and 9 shall survive any termination of this Agreement.

                                   ARTICLE 14
                                     GENERAL

14.1     Severability

If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and the Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

14.2     Enurement

This Agreement shall be binding upon and enure to the benefit of the Parties and their respective successors and permitted assigns and to the benefit of the Beneficiaries.

14.3     Notices to Parties

All notices and other communications between the Parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

         if to Parent or Exchangeco:

                  HESKETT & HESKETT
                  501 South Johnstone, Suite 501
                  Bartlesville, Oklahoma 74003
                  Attention:  John Heskett, Esq.

                  Telephone No.:  (918) 336-1773
                  Facsimile No.:  (918) 336-3152

         if to the Agent:

                  Medallion Capital Corporation
                  347 Bay Street, Suite 408
                  Toronto, Ontario  M5H 2R7
                  Attention:  Stafford Kelley

                  Telephone No.: (416) 865-9790
                  Facsimile No.: (416) 865-1250

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

14.4     Notice to Beneficiaries

Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the articles and by-laws of Exchangeco from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

14.5     Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14.6     Jurisdiction

This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

14.7     Attornment

         Each of the Agent and Parent and Exchangeco agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any final judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints Exchangeco at its registered office in the Province of Ontario as attorney for service of process.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                            MEDINEX SYSTEMS, INC.



                                            By: /s/ Colin Christie
                                               ---------------------------------
                                            Name: Colin Christie
                                                 -------------------------------
                                            Title: President
                                                  ------------------------------

                                            MAXUS HOLDINGS INC.

                                            By: /s/ S. Kelley
                                               ---------------------------------
                                            Name: S. Kelley
                                                 -------------------------------
                                            Title: President
                                                  ------------------------------


                                            MEDALLION CAPITAL CORPORATION


                                            By: /s/ S. Kelley
                                               ---------------------------------
                                            Name: S. Kelley
                                                 -------------------------------
                                            Title: President
                                                  ------------------------------